UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2023

SomaLogic, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40090	52-4298912
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2945 Wilderness Place, Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 625-9000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	SLGC	The NASDAQ Stock Market LLC
Warrants, each exercisable for one share of Class A common stock at an exercise price of $11.50 per share	SLGCW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously disclosed, on February 13, 2023, SomaLogic, Inc. (the “Company”), filed a petition in the Delaware Court of Chancery (the “Court of Chancery”) pursuant to Section 205 of the Delaware General Corporation Law (“DGCL”), seeking validation of an amendment to its certificate of incorporation which, among other things, increased the authorized shares of the Company’s common stock from 400,000,000 to 600,000,000 shares of common stock (eliminating its Class B common stock and renaming Class A common stock as “common stock”) (the “Section 205 Action”). The Section 205 Action filed by the Company in the Court of Chancery is captioned In re SomaLogic, Inc., C.A. No. 2023-0175-LWW (Del. Ch.). A copy of the Company’s petition filed in the Section 205 Action is attached as Exhibit 99.1 to this Form 8-K. The same day the Section 205 Action was filed, the Company also moved that the Court of Chancery’s consideration of the Section 205 Action be expedited.

On February 14, 2023, the Court of Chancery granted the Company’s motion for expedited proceedings in the Section 205 Action. The Court of Chancery directed the Company (i) to file this Form 8-K, attaching the petition filed by the Company in the Section 205 Action; and (ii) to notify stockholders that the Court of Chancery will hold a final hearing to consider the merits of the petition filed by the Company in the Section 205 Action on March 6, 2023, at 9:15 a.m. Eastern Time, at the Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801 (the “Section 205 Hearing”). This Form 8-K constitutes notice of the Section 205 Hearing. If any stockholder of the Company wishes to express a position on the Section 205 Action, such stockholders of the Company may (i) appear at the Section 205 Hearing or (ii) file a written submission with the Register in Chancery, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801, referring to the case caption, In re SomaLogic, Inc., C.A. No. 2023-0175-LWW (Del. Ch.), in advance of the Section 205 Hearing, and any such written submission should be emailed to the Company’s counsel, Kevin M. Gallagher, Richards, Layton & Finger, P.A., at gallagher@rlf.com.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of present or historical fact included in this Current Report, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “project” or the negative of such terms and other similar expressions that predict or indicate future events or trends or that are not statements of present or historical matters. These statements are based on various assumptions, whether or not identified herein, and on the current expectations of the Company and are not predictions of actual outcomes. Actual events and circumstances are impossible to predict and are beyond the control of the Company.

With respect to the matters addressed in this Current Report, no assurances can be made regarding the outcome of the Company’s proceeding pursuant to Section 205 of the DGCL. The Section 205 proceeding is subject to inherent uncertainties and is beyond the Company’s control and may not result in timely resolution of the uncertainty regarding the Company’s capitalization, if at all. If the Company is unsuccessful in the Section 205 proceeding, it could have a material adverse effect on the Company.

The Company cautions you that these forward-looking statements are subject to numerous risk and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company. Additional risks and uncertainties that could affect the Company and its financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s filings with the Securities and Exchange Commission. Additional information will also be set forth in other filings that the Company makes with the SEC from time to time. All forward-looking statements in this Current Report are based on information available to the Company as of the date hereof, and you should not place undue reliance on the forward-looking statements contained herein, which speak only as of the date of this Current Report on Form 8-K. The Company assumes no obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by applicable law

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Exhibit Description
99.1	Petition filed by SomaLogic, Inc. in the Delaware Court of Chancery on February 13, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SomaLogic, Inc. (Registrant)

By:	/s/ Ruben Gutierrez
Name:	Ruben Gutierrez
Title:	General Counsel

February 17, 2023

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